EXHIBIT 4.2

1996 EMPLOYEE STOCK OPTION PLAN

OF

MAINBANCORP, INC.

1. Purpose. This 1996 Employee Stock Option Plan (the “Plan”) of MainBancorp, Inc. (the “Company”) is adopted for the benefit of certain key employees (the “Key Employees”) of the Company. The proper execution of the duties and responsibilities of the Key Employees is a vital factor in the growth and success of the Company. Toward this end, it is necessary to attract and retain effective and capable employees to assume positions that contribute materially to the successful operation of the business of the Company. It will benefit the Company, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Company and thereby provide them with added incentive to remain in its employ and to increase the prosperity, growth, and earnings of the Company. This stock option plan will serve these purposes.

2. Administration. The Plan shall be administered by a Committee of the Board of Directors of the Company (the “Committee”), the members of which shall consist solely of directors who are not eligible to participate in the Plan. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. Except as otherwise expressly provided for herein, all questions of interpretation and application of the Plan, or as to options granted hereunder (the “Options”), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

Participation in the Plan shall be limited to such Key Employees of the Company who are regular, full-time employees of the Company. The Committee shall from time to time designate those Key Employees who, in its opinion, shall receive Options, and the numbers of shares on which Options, should be granted to each such person.

3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company’s Class A Common Stock, $.10 par value (or such other par value as may be designated by act of the Company’s shareholders) (the “Common Stock”). The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 150,000 shares; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares. Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general purposes of the Company.

In the event that any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee, the fact that the optionee ceases to be an employee, or for any other reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

4. Grant of Options. Subject to the availability under the Plan of a sufficient number of shares of Common Stock that may be issuable upon the exercise of outstanding Options, Options shall be granted in accordance with the following:

(a) The Committee shall determine the amount of any Options granted under the Plan to any Key Employee.

(b) The purchase price per share of the shares subject to each Option (the “Option Price”) shall be established by the Committee at the time of the grant of Options pursuant to the Plan, and such Option Price shall not be less than the fair market value (as defined in paragraph 7) of a share of Common Stock on the date on which the Option is granted.

(c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be determined by the Committee at the time of grant of the Option, provided that if no term is established by the Committee the term of the Option shall be 10 years from the date on which it is granted.

(d) No Option shall be granted pursuant to the Plan after the tenth anniversary of the approval of the Plan by the shareholders.

5. Duration of Options. Each Option granted under the Plan shall be exercisable for the term set by the Committee, subject to earlier termination as provided in Paragraph 9 hereof.

6. Amount Exercisable. Unless otherwise provided by the Committee, the number of shares of Common Stock subject to each Option shall be divided into five installments of 20% each. The first installment shall be exercisable 12 months after the date the Option was granted, and each succeeding installment shall be exercisable 12 months after the date the immediately preceding installment became exercisable.

7. Exercise of Options. An optionee may exercise such optionee’s Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which such Option is to be exercised, (iii) the address to which the certificate representing such shares of stock should be mailed, and (iv) the social security number of such optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) if applicable, payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier’s check drawn on a national banking association and payable to the order of the Company in United States dollars.

As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment of the Option Price of the shares of stock with respect to which such Option is to be exercised, and (iii) payment, if required, of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the

Company shall deliver to the Optionee a certificate representing the number of shares of stock with respect to which such Option has been so exercised, reduced, to the extent applicable by the number of shares retained by the Company to pay any required withholding tax, such certificate to be registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

For purposes of Paragraphs 4 and 7, the “fair market value” of a share of stock as of any particular date shall mean the closing sale price of a share of Common Stock on that date as reported by the principal national securities exchange on which the Common Stock is listed if the Common Stock is then listed on a national securities exchange, or if the Common Stock is not so listed, the average of the bid and asked price of a share of Common Stock on that date and reported in the National Association of Securities Dealers Automated Quotation system (the “NASDAQ System”); provided that if no such closing price or quotes are so reported on that date or if in the discretion of the Committee another means of determining the fair market value of a share of stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.

8. Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by optionee.

9. Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

(a) On the last day within the three month period commencing on the date on which the optionee ceases to be an employee of the Company, for any reason other than the death, disability or retirement of the optionee, during which period the optionee shall be entitled to exercise all Options fully vested (as described in Paragraph 6) to the optionee as of the date on which the optionee ceased to be an employee of the Company;

(b) On the last day within the one year period commencing on the date on which the optionee ceases to be an employee of the Company because of permanent disability, during which period the optionee (or optionee’s personal representative or heirs) shall be entitled to exercise all Options fully vested (as described in Paragraph 6) to the optionee as of the date on which the optionee ceased to be an employee of the Company because of such disability;

(c) On the last day within the one year period commencing on the date of the optionee’s death while serving as an employee of the Company, during which period the executor or administrator of the optionee’s estate or the person or persons to whom the optionee’s Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options fully vested (as described in Paragraph 6) to the optionee as of the date of his death.

(d) On the last day within the one year period commencing on the date of retirement of an optionee from employment with the Company, during which period the optionee, or the executor or administrator of the optionee’s estate or the person or persons to whom such Option shall have been transferred by the will or the laws of descent or distribution in the event of the optionee’s death within such one year period, as the case may be, shall be entitled to exercise all Options fully vested (as described in Paragraph 6) to the optionee as of the date of such retirement (for purposes of this Paragraph 9, “retirement” means voluntary or involuntary termination of an optionee’s employment with the Company at a time when (i) the optionee is 62 years of age or older, or (ii) the optionee has been employed by the Company for at least ten years and the optionee’s age plus years of such employment total not less than 55 years); and

(e) Ten years (or such shorter period as may be set by the Committee) after the date of grant of such Option.

10. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, an Option may not be exercised until the optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of any Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the corporation of an opinion of counsel satisfactory, in form and substance to the corporation, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

11. No Rights as Shareholder. No optionee shall have rights as a shareholder with respect to shares covered by this Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 12 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

12. Changes in the Company’s Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then (a) the number, class and per share price of shares of stock subject to the outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of equity securities as a dividend on, or in a reclassification of, the Common Stock, the Options shall extend to such other securities) in such a manner as to entitle an optionee to receive, upon exercise of an Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by such adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of, a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of stock then received, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment. Comparable rights shall accrue to each optionee in the event of successive subdivision, consolidations, capital adjustment, dividends or reclassifications of the character described above.

If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting shareholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph), then in each case the Option Price shall be adjusted by reducing the Option Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company’s corporate records and be available for inspection by any holder of an Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Option Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the shareholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

After the merger of one or more corporations into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”) in which the Company shall be the surviving corporation, each optionee, at no additional cost, shall be entitled to receive, upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of shares of stock or other equity securities to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such optionee had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, each optionee, at no additional costs, shall be entitled to receive, upon exercise of his Option, such other assets and property, including cash, to which he would have been entitled if at the time of such merger, consolidation or other transaction he had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers or consolidations of the character described above.

After a merger of the Company into one or more corporations, after any consolidation of the Company and any one or more corporations, or after any other corporate transaction described in Section 424(a) of the Code in which the Company is not the surviving corporation, each optionee shall, at no additional cost, be entitled at the option of the surviving corporation, (i) to have his then existing Option assumed or to have a new option substituted for the existing Option by the surviving corporation to the transaction which is then employing him, or a parent or subsidiary of such corporation, on a basis where the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of such option is equal to the excess of the aggregate fair market value of all shares subject to the option immediately before such shares subject to the new option must be traded on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ, or (ii) to receive upon any exercise of his Option, in lieu of the number of shares as to which the Option shall then be so exercised, the securities, property and other assets, including cash, to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation or the agreement giving rise to the other corporate transaction if at the time of such merger, consolidation or other transaction such optionee had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised.

Notwithstanding any provisions of this Plan to the contrary, Options shall become immediately exercisable in the event of a change of control of the Company unless the Committee shall otherwise determine prior to such Change of Control. For purposes of this Plan, a Change of Control of the Company shall be deemed to have occurred if:

(a) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall cease to constitute a majority of the board of directors of the Company or any successor to the Company;

(b) The Company is merged or consolidated with another corporation or other entity and as a result of such merger or consolidation less than fifty percent (50%) of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company;

(c) A tender offer or exchange offer is made and consummated for the ownership of the securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(d) The Company transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of the Company.

For purposes of this Paragraph 12, “Current Market Price” per share of Common Stock shall mean the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the average of the bid and asked price of a share of Common Stock as reported in the NASDAQ System, in each case on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

Except as hereinbefore expressly provided, the issue by the Company of shares of Common Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

If any event occurs as to which, in the opinion of the Committee, the above antidilution provisions of this paragraph 12 are not strictly applicable or if strictly applicable would not fairly protect the rights of optionees in accordance with the intent of such provision, then the Board of Directors of the Company shall make an appropriate adjustment in the exercise price or the number of shares subject to outstanding Options so as to protect the rights of optionees.

13. Amendment or Termination of Plan. The Board of Directors may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of a majority of the total voting power of the voting shares of the Company represented at a meeting of shareholders of the Company, or if the provision of the corporate charter, by-laws or applicable state law prescribes a greater degree of shareholder approval for this action, without the degree of shareholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of the Plan; (b) reduce the option price permitted for the Options; (c) extend the term during which an option may be exercised or the termination date of the Plan; or (d) materially increase any other benefits accruing to Key Employees under the Plan or materially modify the requirements as to eligibility for participation in the Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that shareholder approval of the amendment is not required (i) by law, (ii) by the applicable rules and regulations of, or any agreement with, any national securities exchange that the Common Stock is then listed on or if the Common Stock is not so listed, the rules and regulations, or any agreement with, the National Association of Securities Dealers, Inc., and (iii) in order to make available to the optionee with respect to any option granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, or any similar or successor rule. In addition, the terms of the Plan relating to the number of shares that may be subject to an Option, the times at which Options shall be granted, and the means by which the Option Price of Options granted is to be determined shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

14. Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

15. Indemnification of Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of any matter in which any settlement is effected, to any amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled to as a matter of law, contract, other otherwise. Nothing in this Paragraph 15 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Certificate of Incorporation of the Company or otherwise.

16. Effective Date of Plan. This Plan shall be effective on December 29, 1996, on which date it was approved by the holders of all of the shares of stock of the Company outstanding on such date. Effective March 10, 1998, this Plan was amended to increase the number of shares of Common Stock subject to the Plan from 80,000 to 150,000.

STOCK OPTION AGREEMENT

UNDER THE 1996 EMPLOYEE STOCK

OPTION PLAN OF MAINBANCORP, INC.

Effective April 1, 1998 (the “Grant Date”), MainBancorp, Inc. (the “Company”) hereby grants to _________________________ (the “Optionee”), an employee of the Company, a stock option (the “Option”) to purchase from the Company up to but not exceeding in the aggregate ________ shares (the “Option Shares”) of Class A Common Stock, par value $0.10 per share, of the Company at an exercise price of $18.14 per share, subject to the following terms and conditions:

1. This Option is granted pursuant to the 1996 Employee Stock Option Plan, as amended, of MainBancorp, Inc. (the “Plan”) approved by resolutions adopted by the Board of Directors of the Company and by holders of all of the outstanding stock of the Company. By executing this Agreement, the Optionee acknowledges that (i) he has received a copy of and is familiar with the terms of the Plan, which Plan is hereby incorporated herein by reference in its entirety, and (ii) that this Stock Option Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between the Plan and this Stock Option Agreement, the language of the Plan shall, under any circumstance, be controlling.

2.      (a) Subject to prior termination as set forth in Section 2(c), the Option shall vest and be exercisable as follows: the number of Option Shares shall be divided into five installments of 20% each. The first installment shall be exercisable 12 months after the Grant Date, and each succeeding installment shall be exercisable 12 months after the date the immediately preceding installment became exercisable.

(b) Exercisable but unpurchased Option Shares subject to the Option shall remain available for purchase until the Option terminates in accordance with the terms of Section 2(c).

(c) Except as may be otherwise expressly provided in the Plan, the Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

(i) On the last day within the three month period commencing on the date on which the Optionee ceases to be an employee of the Company, for any reason other than the death, disability or retirement of the Optionee, during which period the Optionee shall be entitled to exercise all Options fully vested (as described in Section 2(a)) to the Optionee as of the date on which the Optionee ceased to be an employee of the Company;

(ii) On the last day within the one year period commencing on the date on which the Optionee ceases to be an employee of the Company because of permanent disability, during which period the Optionee (or Optionee’s personal representative or heirs) shall be entitled to exercise all Options fully vested (as described in Section 2(a)) to the Optionee as of the date on which the Optionee ceased to be an employee of the Company because of such disability;

(iii) On the last day within the one year period commencing on the date of the Optionee’s death while serving as an employee of the Company, during which period the executor or administrator of the Optionee’s estate or the person or persons to whom the Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options fully vested (as described in Section 2(a)) to the Optionee as of the date of his death.

(iv) On the last day within the one year period commencing on the date of retirement of the Optionee from employment with the Company, during which period the Optionee, or the executor or administrator of the Optionee’s estate or the person or persons to whom such Option shall have been transferred by the will or the laws of descent or distribution in the event of the Optionee’s death within such one year period, as the case may be, shall be entitled to exercise all Options fully vested (as described in Section 2(a)) to the Optionee as of the date of such retirement (for purposes of this section, “retirement” means voluntary or involuntary termination of the Optionee’s employment with the Company at a time when (i) the Optionee is 62 years of age or older, or (ii) the Optionee has been employed by the Company for at least ten years and the Optionee’s age plus years of such employment total not less than 55 years); and

(v) Ten (10) years after the Grant Date.

(d) The Optionee shall not be or have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to the Optionee.

3. Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice delivered to the Company. Such notice shall state (i) that the Optionee wishes to exercise the Option on the date the notice is so delivered, (ii) the number of Option Shares with respect to which such Option is to be exercised, (iii) the address to which the certificate representing the Option Shares should be mailed, and (iv) the social security number of the Optionee. In order to be effective, such written notice shall be accompanied by (i) payment of the aggregate exercise price of such Option Shares and (ii) if applicable, payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier’s check drawn on a national banking association and payable to the order of the Company in United States dollars.

4. The Company shall not be required to sell or issue any Option Shares under the Option if the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board of Directors of the Company or the committee administering the Plan (the “Committee”) shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. If required at any time by the Board of Directors or the Committee, the Option may not be exercised until the Optionee has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended), upon exercise of the Option, the Company shall not be required to issue the Option Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Committee to the effect that such registration is not required. In the event the shares issuable on exercise of the Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the corporation of an opinion of counsel satisfactory, in form and substance to the corporation, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) and, in the event any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of Option Shares to comply with any law or regulation of any governmental authority.

5. The Optionee’s rights hereunder are personal; no assignment or transfer of the Optionee’s rights under or interest in this Option may be made by the Optionee other than by will or by the laws of descent and distribution.

6. Neither the existence of the Plan nor this Option shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Dated as of April 1, 1998.

MAINBANCORP, INC.

By:

Name:

Title:

This Option has been accepted by the undersigned, subject to the terms and provisions of the Plan and of this Agreement. The undersigned has received and reviewed a copy of the Plan.

Dated ___________, 1998.

, Optionee